Compaq Computer Corporation       P.O. Box 692000                NEWS RELEASE
Public Relations Department       Houston, Texas 77269-2000
                                  Tel 281-514-0484
                                  Fax 281-514-4583

                                  http://www.compaq.com


[Logo of Compaq Computer Corporation appears here]



FOR IMMEDIATE RELEASE

                     COMPAQ ANNOUNCES RECORD THIRD QUARTER
                            SALES, EARNINGS AND EVA

              56 PERCENT UNIT GROWTH; 31 PERCENT REVENUE GROWTH;
                          54 PERCENT EARNINGS GROWTH

     HOUSTON, October 16, 1997 - Compaq Computer Corporation (NYSE:CPQ) today announced record worldwide sales of $6.5 billion for the third quarter ended September 30, 1997, an increase of 31 percent compared to the third quarter of 1996 and a 56 percent unit growth for the same period. Net income increased by 54 percent to a record $562 million or $.71 per share, excluding a $44 million or $.06 per share non-recurring charge for merger related costs. Net income after the non-recurring charge for the merger related costs was $517 million or $.65 per share.

     "These results reflect record performance for Compaq, our customers and shareholders," said Eckhard Pfeiffer, Compaq's President and Chief Executive Officer. "Our new distribution focus has enabled Compaq's volume to grow more than three times the industry's rate (IDC PC Forecast, September 8, 1997) while increasing profitability."

     "Compaq continues to demonstrate solid financial progress, as shown by earnings growth which are above revenue growth," said Earl Mason, Compaq's Senior Vice President and Chief Financial Officer. "Our ongoing focus on asset management increased inventory turns from 8.8 to 10.1, and decreased Days Sales Outstanding from 60 to 40 days. These and other operational achievements lifted our cash balance 83 percent from the previous year to $6 billion. These record results more than doubled Economic Value Added to $441 million, providing a continued increase in shareholder value."

OUTLOOK
     "Our outlook continues to call for a strong fourth quarter performance, with a healthy outlook for 1998," said Pfeiffer. "We're confident that Compaq's new business model will continue to accelerate market share gains and improve profitability. The progress in implementing the new model to optimize our entire distribution process (ODM) is on target. This work is enabling the industry's most satisfying buying and ownership experience."

COMPANY BACKGROUND
     Founded in 1982, Compaq Computer Corporation, a Fortune 100 company, is a global information technology company. Compaq is the fifth largest computer company in the world and the largest global supplier of personal computers. With worldwide sales of $20 billion in 1996, Compaq develops and markets hardware, software, solutions and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking products, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

     Historical financial results have been restated to reflect the pooling of Tandem.

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the operational integration associated with mergers and acquisitions; market responses to pricing actions and promotional programs; the implementation of operations and systems improvements; timely development, production, and acceptance of new products; continued competitive factors and pricing pressures; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-Q for the quarter ended June 30, 1997, and the Form 10-Q for the quarter ended September 30, 1997, which will be filed shortly.

     (Attached is the Consolidated Balance Sheet and Statement of Income.)

                                 #     #     #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:
Compaq Computer Corporation          Jim Finlaw          281-514-6137
jim.finlaw@compaq.com
Miller/Shandwick Technologies        Jessen Wehrwein     617-536-0470
jwehrwein@miller.shandwick.com

For further financial information, contact:
Compaq Investor Relations            281-514-9549

For financial publications, contact: 800-433-2391 or 281-518-0435


















                           COMPAQ COMPUTER CORPORATION
                            CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                      ASSETS

                                                 September 30,     December 31,
                                                     1997              1996
                                                 -------------    -------------
                                                         (in millions)

Current assets:
   Cash and cash equivalents                          $ 4,840          $ 3,008
   Short-term investments                               1,118            1,073
   Accounts receivable, net                             2,888            3,718
   Inventories                                          2,007            1,267
   Deferred income taxes                                  869              836
   Other current assets                                   184              187
                                                 -------------    -------------
        Total current assets                           11,906           10,089
Property, plant and equipment,
less accumulated depreciation                           1,819            1,753
Other assets                                              618              489
                                                 -------------    -------------
                                                      $14,343          $12,331
                                                 =============    =============


                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                   $ 3,026          $ 2,098
   Income taxes payable                                   382              322
   Other current liabilities                            2,032            2,016
                                                 -------------    -------------
        Total current liabilities                       5,440            4,436
                                                 -------------    -------------
Long-term debt                                             76              375
                                                 -------------    -------------
Deferred income taxes                                     259              230
                                                 -------------    -------------
Stockholders' equity:
    Preferred stock, $.01 par value
       (authorized: 10 million shares;
       issued: none)
    Common stock and capital in excess of
       $.01 par value (authorized: 1 billion
       shares; issued and outstanding:
       757.0 million shares at September 30,
       1997 and 746.1 million shares at
       December 31, 1996)                               1,875            1,779
    Retained earnings                                   6,706            5,507
    Accumulated translation adjustments                  ( 13)               4
                                                 -------------    -------------
       Total stockholders' equity                       8,568            7,290
                                                 -------------    -------------
                                                      $14,343          $12,331
                                                 =============    =============


                             COMPAQ COMPUTER CORPORATION
                           CONSOLIDATED STATEMENT OF INCOME
                                     (Unaudited)


                                             Nine months ended   Quarter ended
                                                September 30,    September 30,
                                             --------  -------  ------  -------
                                               1997      1996    1997     1996
                                             --------  -------  ------  -------
                                                    (in millions, except
                                                     per share amounts)
Sales                                        $17,261   $14,044  $6,474   $4,947
Cost of sales                                 12,530    10,485   4,697    3,641
                                             --------  -------  -------  ------
                                               4,731     3,559   1,777    1,306
                                             --------  -------  -------  ------

Selling, general and administrative
  expense                                      2,097     1,788     788      608
Research and development costs                   600       513     213      175
Purchased in-process technology (1)              208
Restructuring charge (2)                                    52
Merger-related expense (3)                        44                44
Other income and expense, net                   ( 23)       9      ( 4)       9
                                             --------  -------  -------  ------
                                               2,926     2,362   1,041      792
                                             --------  -------  -------  ------
Income before provision for income taxes       1,805     1,197     736      514
Provision for income taxes                       617       366     219      149
                                             --------  -------  -------  ------
Net income                                   $ 1,188   $   831  $  517   $  365
                                             ========  =======  =======  ======




Earnings per common and
  common equivalent share:
          Primary                            $  1.53   $  1.10  $ 0.66   $ 0.48
                                             ========  =======  =======  ======
          Assuming full dilution             $  1.50   $  1.09  $ 0.65   $ 0.48
                                             ========  =======  =======  ======

Shares used in computing earnings
  per common and common equivalent share:
          Primary                              778.1     754.7   789.3    758.5
                                             ========  =======  =======  ======
          Assuming full dilution               791.6     759.5   792.0    760.5
                                             ========  =======  =======  ======





(1) Represents a $208 million ($ .26 per share) non-recurring, non-tax deductible charge for purchased in-process technology in connection with the Microcom acquisition during the second quarter of 1997.
(2) Represents a $52 million ($ .07 per share) charge related to restructuring actions taken by Tandem during the second quarter of 1996.
(3) Represents a $44 million ($ .06 per share) non-recurring, non-tax deductible charge related to costs associated with the merger of the Company and Tandem Computers Incorporated. The merger has been accounted for on a pooling of interest basis.